15



               CHANGE IN CONTROL AGREEMENT


     This Agreement is made as of this ninth day of July, 1998, by and between Gibraltar Steel Corporation, a Delaware corporation with offices at 3556 Lake Shore
Road, Buffalo New York (the "Company") and _____________, an individual residing at _______________________ (the
"Executive").


                           RECITALS:

     This Agreement is intended to help assure a continuing dedication by the Executive to the performance of his duties to the Company in the event of a change in control.

     The Company and the Executive desire to set forth in writing the terms of the benefits which the Executive will be entitled to receive in the event of a change in the control of the Company occurs.


                         CONSIDERATION:

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall the following meanings:

          (a) "Aggregate Exercise Price" means: (i) in the case of options to acquire common stock of the Company which are owned by the Executive, the total amount of cash or immediately available funds which the Executive would be required to pay to the Company in order to purchase all of the common stock of the Company which, as of the date that the determination of the Aggregate Exercise Price is to be made, the Executive is entitled to purchase under the terms of all issued, outstanding and unexercised options to purchase common stock of the Company which are outstanding and exercisable on the date the determination of the Aggregate Exercise Price to be made; and (ii) in the case of options to acquire Successor Equity (as hereinafter defined) the total amount of cash or immediately available funds which the Executive would be required to pay the Successor (as hereinafter defined) in order to purchase all the Successor Equity which, as of the date that the determination of the Aggregate Exercise
Price is to be made, the Executive is entitled to purchase under the terms of all issued, outstanding and unexercised options to purchase Successor Equity which are outstanding and exercisable on the date the determination of the Aggregate Exercise Price of such options is to be made.

          (b) "Annual Compensation" means the sum of: (i) the amount of the annual base salary of the Executive which is in effect during the calendar year preceding the calendar year in which the Executive's employment with the Company is terminated in a termination which constitutes a Change in Control Termination (as hereinafter defined); and (ii) the average of the annual bonuses paid to the Executive by the Company during the three (3) calendar years preceding the calendar year in which the Executive's employment with the Company is terminated in a termination which constitutes a Change in Control Termination. The amount of any compensation which the Executive has affirmatively elected to defer his receipt of, including without limitation, compensation deferred pursuant to any applicable 401(k) plan, any Section 125 plan, any cafeteria plan or any other deferred compensation plan maintained by the Company, shall be included when calculating Annual
Compensation.

          (c) "Built In Gain" means an amount equal to: (i) the Highest Sale Price (as hereinafter defined) determined as of the date the Change in Control occurs, multiplied by the total number of shares of common stock of the Company which the Executive could acquire by exercising all of the options to acquire common stock of the Company which, as of the date the Change in Control occurs, were issued to the Executive, outstanding and unexercised, minus (ii) the Aggregate Exercise Price of such options.

          (d) "Change in Control" means, the occurrence of any of the following events:

               (i)  any "person" or "group" (within the
meaning of Sections 13(d) and 14(d)(2) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the then outstanding voting stock of the Company; or

               (ii)  during any period of two consecutive
years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof; or

               (iii)  the stockholders of the Company
approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iv) the Board of Directors and the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the assets of the Company following an approval of such sale by the Board of Directors of the Company.

          (e)  "Change in Control Termination" means a
termination of the Executive's employment with the Company other than a Termination For Cause (as hereinafter defined), a termination which results from the Executive's death or a termination (whether by the Company or by the Executive) which results from the Executive's disability (as determined under the provisions of the long term disability plan of the Company which is in effect at the time the Change in Control occurs), which termination:

               (i) is initiated:

                    (A) by the Company; or

                    (B) by the Executive as a result of
the occurrence of either of the following events:

                          (I) a reduction in the
Executive's annual base salary as in effect at the time the Change in Control occurs; or

                          (II) a change in the terms upon
which the bonus payable to the Executive is determined, as a result of which, the amount of the bonus which the Executive is able to earn after the occurrence of the Change in Control is significantly less than the amount of the bonus which the Executive was able to earn immediately prior to the occurrence of a Change in Control; and

               (ii)  occurs:

                    (A) in the case of a Change in Control event described in subparagraph 1(d)(i) or (ii) above, at any time prior to the end of the two (2) year period immediately following the occurrence of such Change in Control; or

                    (B) in the case of a Change in Control event described in subparagraph 1(d)(iii) or (iv) above, at any time prior to the earliest to occur of:

                         (I)  the end of the two (2) year period immediately
following the occurrence of such Change in Control; and

                         (II) the adoption by the Board of Directors of the
Company of a resolution which acknowledges or confirms that the merger or sale transaction which was previously approved by the stockholders of the Company and which formed the basis for the occurrence of a Change in Control described in subparagraph 1(d)(iii) or (iv) will not occur and which resolution further provides that the approval by the stockholders of the Company of such merger or sale shall no longer constitute a Change in Control for purposes of this Agreement.

          (f) "Conversion Options" means, an option or options to purchase Successor Equity in the Successor which option or options may be granted by the Successor to the Executive and are exercisable in full, immediately following the Change in Control for an Aggregate Exercise
Price which does not exceed the Aggregate Exercise Price of the options to purchase common stock of the Company which were owned by the Executive on the date the Change in Control occurs and which options, if exercised by the Executive in full, immediately following the occurrence of a Change in Control would provide for the ownership by the Executive of Successor Equity which, immediately following the acquisition of such Successor Equity by the Executive, may be sold by the Executive, free of any restrictions imposed on the sale of securities by the Securities Act of 1933, for a price which exceeds the Aggregate Exercise Price of the such options by an amount which is not less than the amount of the Built In Gain.
Nothing contained in this Agreement shall be deemed or construed to require the Executive to accept a grant of Conversion Options from the Successor.

          (g) "Deferred Compensation" means any compensation, payable to the Executive by the Company, receipt of which is contingent or is deferred pursuant to the terms of any applicable 401(k) plan, Section 125 cafeteria plan or any other deferred compensation plan maintained by the Company together with any interest or earnings, either actually or hypothetically earned on the amount of such compensation.

          (h) "Highest Sale Price" means: (i) with respect to the common stock of the Company, the highest closing sale price at which common stock of the Company has been sold, in an established securities market, during the twelve
(12) consecutive month period ending on the date as of which the determination of the Highest Sale Price of the common stock of the Company is to be made; and (ii) in the case of any Successor Equity, the highest closing sale price at which such Successor Equity has been sold, in an established securities market, during the twelve
(12) consecutive month period ending on the date as of which the determination of the Highest Sale Price of the Successor Equity is to be determined.

          (i) "Successor" means, the person, firm, corporation or other entity which, as a result of the occurrence of a Change in Control, has succeeded, directly or indirectly, to all or substantially all the assets, rights, properties, liabilities and obligations of the Company.

          (j) "Successor Equity" means capital stock or any other equity interest in the Successor.

          (k) "Termination for Cause" means the termination by the Company of the Executive's employment with the Company for any of the following reasons:

               (i)  willful and continued failure by the
Executive to substantially perform his duties other than any such failure resulting from the Executive's incapacity due to physical or mental illness;

               (ii)  intentional falsification of records
or reports or any other act or acts of dishonesty constituting a felony and resulting, or intended to result, directly or indirectly, in personal gain or enrichment of the Executive at the expense of the Company;

               (iii)  excessive and/or chronic use of
alcohol, narcotics or other controlled substances (other than under the supervision of a licensed physician); or

               (iv)  willful engagement in gross
misconduct materially injurious to the Company.

     2.   Effect of Change in Control.  Upon the
occurrence of a Change in Control:

          (a)  the restrictions imposed upon the sale,
transfer or other conveyance of any restricted stock held by the Executive pursuant to the terms of any restricted stock agreement or any other plan or agreement shall terminate and cease to exist, and such stock shall thereafter be free from all such restrictions;

          (b) any and all Deferred Compensation (except for compensation deferred by the Executive pursuant to the terms of any 401(k) plan maintained by the Company, which deferred compensation shall be paid in accordance with the terms of such 401(k) plan) shall be paid to the Executive in one lump sum payment within thirty (30) days following the occurrence of the Change in Control or, in the case of a Change in Control event described in either subparagraph 1(d)(iii) or 1(d)(iv) hereof, within thirty
(30) days following the consummation of the merger or sale transaction referred to in such subparagraphs (the consummation of such merger or sale transaction being hereinafter referred to as a "Merger or Sale Event");

          (c) if, following the occurrence of a Change in Control (or, in the case of a Change in Control event described in subparagraph 1(d)(iii) or (iv) hereof, following the Merger or Sale Event), the Company's legal existence continues and the proportionate number of the issued and outstanding shares of common stock of the Company (on a fully diluted basis) which may be purchased by the Executive after the occurrence of the Change in Control
(or after the Merger or Sale Event) pursuant to the exercise of his options and for a price equal to the Aggregate Exercise Price of the Executive's options
(determined immediately prior to the occurrence of the Change in Control), is at least equal to the proportionate number of the issued and outstanding shares of common stock of the Company which could have been purchased by the Executive pursuant to the exercise by the Executive of all of his options, immediately prior to the Change in Control (or, in the case of a Change in Control event described in subparagraph 1(d)(iii) or (iv) above, immediately prior to the Merger or Sale Event)
(including any shares of the Company's common stock which may be acquired by the Executive as a result of adjustments made after the occurrence of a Change in Control to the terms of the options which the Executive held prior to the occurrence of the Change in Control, which adjustments provide the Executive the right to acquire more shares of the Company's common stock for the same Aggregate Exercise Price and shares of the Company's common stock which may be acquired by the Executive pursuant to the exercise of additional options granted to the Executive immediately following the Change in Control
(or the Merger or Sale Event) which are immediately exercisable in full), then, all options to purchase the Company's common stock which were granted to the Executive prior to the occurrence of the Change in Control shall immediately become fully exercisable by the Executive; and

          (d) if, following the occurrence of a Change in Control (or, in the case of a Change in Control event described in subparagraph 1(d)(iii) or (iv) hereof, following the Merger or Sale Event): (i) the Company's legal existence continues but the number of shares of common stock of the Company which the Executive is entitled to purchase pursuant to the exercise of all options to purchase the Company's common stock which are owned by the Executive immediately following the Change in Control for a price which is not more than the Aggregate Exercise Price of his unexercised options immediately prior to the occurrence of the Change in Control, is not, on a fully diluted basis, at least equal to the same proportion, on a fully diluted basis, of the issued and outstanding shares of common stock of the Company which could have been purchased by the Executive pursuant to the exercise of all of his options immediately prior to the occurrence of the Change in Control; or (ii) the common stock of the Company is no longer listed for trading on an established securities market and the Successor has not, effective as of the date the Change in Control occurs, offered to grant Conversion Options to the Executive in lieu of the options of the Executive to purchase common stock of the Company; or (iii) the common stock of the Company is no longer listed for trading on an established securities market and the Successor has offered to grant Conversion
Options to the Executive effective as of the date the Change in Control occurs (in lieu of the Executive's options to purchase common stock of the Company) but the Executive has elected not to accept such grant of Conversion Options; then (iv) the Executive shall be paid, in one lump sum payment not later than 90 days following the occurrence of the Change in Control (or, in the case of a Change in Control event described in subparagraph 1(d)(iii) or (iv) hereof, not later than ninety (90) days following the Merger of Sale Event), the amount of the Built In Gain on the options to purchase common stock of the Company which were issued to the Executive and outstanding and unexercised on the date the Change in Control occurs and, thereafter, all such options shall be cancelled and shall for all purposes be deemed and construed to be null and void.

     3. Effect of Change in Control Termination. In the event of a Change in Control Termination:

          (a) the Company or the Successor, as the case may be, shall, within thirty (30) days after the occurrence of such Change in Control Termination, pay to the Executive, in one (1) lump sum payment, the following amounts which shall be in lieu of any rights which the Executive may have to continuation of salary, compensation, benefits and perquisites:

               (i)  the amount of any Deferred
Compensation, except for compensation deferred pursuant to the terms of any applicable 401(k) plan maintained by the Company, which shall remain subject to and shall be payable in accordance with the terms of such plan; and

               (ii) an amount equal to two-hundred twenty-five percent (225%) of the Executive's Annual
Compensation;

          (b) if the options to purchase common stock of the Company have not been cancelled as provided for in
Section 2(d) above, to the extent that the Executive has any unexercised options to purchase common stock of the Company, which options are exercisable at the time the Executive experiences the Change in Control Termination, the Company shall pay to the Executive in one lump sum payment within thirty (30) days following the date the Change in Control Termination occurs, an amount equal to:
(i) the Highest Sale Price of the common stock of the Company determined as of the date the Change in Control Termination occurs; multiplied by (ii) the aggregate number of shares of Common Stock of the Company which the Executive is entitled to purchase pursuant to the terms of all options to purchase any common stock of the Company which are owned by the Executive and exercisable on the date the Change in Control Termination occurs;
minus (iii) the Aggregate Exercise Price of the issued and outstanding unexercised options to purchase common stock of the Company which are owned by the Executive as of the date the Change in Control Termination occurs to the extent that such options are exercisable as of such date; and

                    (c) if the Executive has elected to accept a grant of Conversion Options from the Successor and, at the time that the Executive's employment is terminated in a termination which constitutes a Change in Control
Termination, the Executive owns Conversion Options or any other options to acquire any Successor Equity which are exercisable at the time the Executive's Change in Control
Termination occurs, but any such Conversion Options and other options to purchase Successor Equity have not been exercised by the Executive, the Successor shall pay to the Executive in one lump sum payment within thirty (30) days following the date the Change in Control Termination occurs, an amount equal to: (i) the Highest Sale Price, determined as of the date the Change in Control
Termination occurs, of each unit of Successor Equity which could be acquired by the Executive upon the exercise of all outstanding Conversion Options and other options to purchase Successor Equity on the date the Change in Control Termination occurs; multiplied by (ii) the aggregate number of units of Successor Equity which the Executive is entitled to purchase pursuant to the terms of all options to purchase Successor Equity which are owned by the Executive and exercisable on the date the Change in Control Termination occurs; minus (iii) the Aggregate Exercise Price of all issued and outstanding unexercised Conversion Options and other options to purchase Successor Equity which were owned by the Executive and exercisable as of the date the Change in Control Termination occurs.

     4.   Additional Payments by the Company.  (a)
Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax
(such excise tax, together with any such interest and penalties being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 4(c) hereof, all determinations required to be made under this
Section 4, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by any nationally recognized firm of certified public accountants (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 60 business days of a Change in Control Termination. When calculating the amount of the Gross-Up Payment, the Executive shall be deemed to pay:

               (i)  Federal income taxes at the highest
applicable marginal rate of Federal income taxation for the calendar year in which the Gross-Up Payment is to be made; and

               (ii) any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.

          If the Accounting Firm has performed services for the entity that caused the Change of Control or any affiliate thereof, the Executive may select an alternative accounting firm from any nationally recognized firm of certified public accountants. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up
Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts it remedies pursuant to
Section 4(c) hereof, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.
The Executive shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information
reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii)     cooperate with the Company in
good faith in order to effectively contest such claim;
and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine;
provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statue of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount.
Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up
Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue
Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section
4(c) hereof, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 4(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon by the taxing authority after deducting any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(c) hereof, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid under Section 4(a) hereof. The forgiveness of such advance shall be considered part of the Gross-Up
Payment and subject to gross-up for any taxes (including interest or penalties) associated therewith.

     5.   Effect on Terms and Conditions of Employment.
The Executive hereby acknowledges and agrees that, except as otherwise specifically set forth in this Agreement, the terms of this Agreement shall not be deemed or construed to modify, alter or otherwise amend the terms and conditions of the employment relationship between the Executive and the Company as it now exists or as it may exist in the future. Accordingly, the Executive hereby agrees that nothing contained in this Agreement shall be deemed or construed to entitle the Executive to remain in the employment of the Company and that nothing contained in this Agreement shall be deemed or construed to limit or otherwise restrict any rights which the Company now has or in the future have to terminate the employment of the Executive. The Company hereby acknowledges and agrees that, except as otherwise specifically set forth in this Agreement, nothing in this Agreement shall be deemed or construed to modify, alter, amend, limit or restrict, in any way, any rights which the Executive may now or in the future have to payment of any compensation or benefits from the Company or any employee plan, program or arrangement maintained by the Company and which the Executive is a participant in.

     6. Confidentiality. During the period of the Executive's employment by the Company or any Successor, the Executive shall not, except as may be required in connection with the performance by the Executive of the duties of his employment with the Company or the Successor, disclose to any person, firm, corporation or other entity, any information concerning matters affecting or relating to the services, marketing, long range plans, financial strategies or other business of the Company or, if applicable, the Successor, or any of their respective customers so long as such information is not generally available to the public other than as a result of disclosure by the Executive or any other third party which is prohibited from disclosing such information by a contractual or fiduciary obligation.

     7. Litigation Expenses. The Company shall have no liability or obligation for payment of any costs or expenses (including reasonable attorneys fees) which may be incurred by the Executive to enforce its rights to payment of the amount which the Company is required to pay to the Executive pursuant to this Agreement unless the Company unreasonably fails or refuses to pay the Executive any portion of or only pays to the Executive an insignificant portion of the Change in Control benefits the Executive is entitled to receive pursuant to this Agreement. It is the intent of this provision that the Company shall not be obligated to pay any costs and expenses which may be incurred by the Executive to enforce his rights under this Agreement in the event that such expenses are incurred by the Executive in a dispute over the amount of the Change in Control payments which the Executive is entitled to receive pursuant to this Agreement if the difference between the amount which the Executive claims to be entitled to receive from the Company and the amount which the Company claims it is obligated to pay to the Executive is not material and if the Company's determination of the amount which it is obligated to pay to the Executive is based on a reasonable good faith interpretation of the provisions of this Agreement. However, it is also the intent of this provision that, if the Company arbitrarily denies that it is obligated to make the payments to the Executive provided for by this Agreement or if the Company refuses to pay the Executive any portion of or only pays to the Executive an insignificant portion of the Change in Control benefits which the Executive is entitled to receive pursuant to this Agreement without any reasonable basis for such refusal, the Company shall be obligated to pay any and all expenses, including reasonable attorneys fees, which may be incurred by the Executive to enforce his rights under this Agreement.

     8. Amendments. This Agreement may not be amended or modified orally, and no provision hereof may be waived, except in writing signed by both the parties hereto.

     9. Assignment. This Agreement may not be assigned by either party hereto except with the written consent of the other.

     10. Successors, Binding Effect. (a) This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors in interest of the Executive. In addition, this Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, amalgamation or otherwise) to all or substantially of the business and/or assets of the Company. The Company expressly agrees that it shall have no right, power or authority to consummate any sale of all or substantially all the business and/or assets of the Company or to consummate any merger, consolidation or other transaction as a result of which all or substantially all the business and/or assets of the Company are not owned by the Company or any of its direct or indirect wholly owned subsidiaries unless the party that will own all or substantially all the business and/or assets of the Company following the consummation of such transaction executes and delivers an agreement with the Company expressly providing for the assumption by such party of all of the Company's obligations under this Agreement; provided that, notwithstanding the foregoing, no such agreement shall be necessary to make the obligations of the Company under the terms of this Agreement binding on such successor to the business and/or assets of the Company.

          (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors and administrators. If
Executive dies while any amount is still payable to him hereunder, all such amounts shall paid in accordance with the terms of this Agreement to the Executive's personal representative or the executor or administrator of the Executive's estate within ten (10) days from the date such personal representative, executor or administrator is appointed. In addition, the obligation of the Company or, if applicable, the Successor to pay to the Executive the amounts required to be paid under the terms of this Agreement shall not be released, discharged or otherwise affected by any disability which may be suffered by the Executive after he becomes entitled to payment of any amounts which he is entitled to be paid pursuant to the terms of this Agreement.

     11. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State except with respect to the internal affairs of the Company and its stockholders, which shall be governed by the General Company Law of the State of Delaware.

     12. Notices. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given or delivered if hand-delivered, or if mailed, by certified mail or registered mail postage prepaid, addressed to the Executive at the address first above written or if to the Company, at its address set forth above, with a copy to the attention of Gerald S.
Lippes, 700 Guaranty Building, Buffalo, New York 14202.
From time to time, any party hereto may designate by written notice any other address or party to which such notice or communication or copies thereof shall be sent.

     13. Severability of Provisions. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and this Agreement shall be interpreted as if such invalid, illegal or unenforceable provision was not contained herein.

     14. Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Change in Control Agreement to be executed as of the day and year first above written.




                              __________________________

                              GIBRALTAR STEEL COMPANY




                           By:_________________________